Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 AS ADDED BY
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of OceanFirst Financial Corp. and subsidiaries (the “Company”) on Form 10-K for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Christopher D. Maher
Christopher D. Maher
Chairman and Chief Executive Officer
February 25, 2022

/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer
February 25, 2022